Exhibit 99.1

UWM Holdings Corporation Announces
First Quarter 2025 Results

First Quarter Loan Origination Volume of $32.4 Billion, up 17% Year Over Year, Highest Q1 Originations Since 2022
PONTIAC, MI, May 6, 2025 - UWM Holdings Corporation (NYSE: UWMC) (the "Company"), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), today announced its results for the first quarter ended March 31, 2025. Total loan origination volume was $32.4 billion for the first quarter 2025. The Company also reported 1Q25 total revenue of $613.4 million and a net loss of $247.0 million, inclusive of a decline in fair value of mortgage servicing rights of $388.6 million.
Mat Ishbia, Chairman, Chief Executive Officer and President of UWMC, said, "The first quarter marked another win for UWM. We executed with precision and broker market share grew. When rates briefly dipped, we swiftly capitalized on the refinance opportunity—all while maintaining our best-in-class performance in the purchase market. In both Q4 of 2024 and Q1 of 2025, we once again proved our ability to quickly adapt and scale in response to rate changes, a direct result of the investments and groundwork we've laid over the past three years. Our focus remains on building long-term, sustainable value—not chasing short-term gains—and we're confident in our ability to perform across all market conditions, even amid economic uncertainty and volatility."

First Quarter 2025 Highlights

•Originations of $32.4 billion in 1Q25, compared to $38.7 billion in 4Q24 and $27.6 billion in 1Q24
•Purchase originations of $21.7 billion in 1Q25, compared to $21.9 billion in 4Q24 and $22.1 billion in 1Q24
•Total gain margin of 94 bps in 1Q25 compared to 105 bps in 4Q24 and 108 bps in 1Q24
•Total revenue of $613.4 million in 1Q25 compared to $720.6 million in 4Q24 and $585.5 million in 1Q24
•Net loss of $247.0 million in 1Q25 compared to net income of $40.6 million in 4Q24 and net income of $180.5 million in 1Q24
•Adjusted EBITDA of $57.8 million in 1Q25 compared to $118.2 million in 4Q24 and $101.5 million in 1Q24
•Total equity of $1.6 billion at March 31, 2025, compared to $2.1 billion at December 31, 2024, and $2.5 billion at March 31, 2024
•Unpaid principal balance of MSRs of $214.6 billion with a WAC of 5.44% at March 31, 2025, compared to $242.4 billion with a WAC of 4.76% at December 31, 2024, and $229.7 billion with a WAC of 4.58% at March 31, 2024
•Ended 1Q25 with approximately $2.4 billion of available liquidity, including $485.0 million of cash and available borrowing capacity under our secured and unsecured lines of credit

Production and Income Statement Highlights (dollars in thousands, except per share amounts)

	Q1 2025	Q4 2024	Q1 2024
Loan origination volume(1)	$32,351,776	$38,664,357	$27,630,535
Total gain margin(1)(2)	0.94%	1.05%	1.08%
Total revenue	$613,370	$720,596	$585,519
Net income (loss)	(247,028)	40,613	180,531
Diluted earnings (loss) per share	(0.12)	0.02	0.09
Adjusted net income (loss) (3)	(195,300)	33,040	141,121
Adjusted EBITDA(3)	57,803	118,158	101,490

(1) Key operational metric (see discussion below)
(2) Represents total loan production income divided by loan origination volume.
(3) Non-GAAP metric (see discussion and reconciliations below).
Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q1 2025	Q4 2024	Q1 2024
Cash and cash equivalents	$485,024	$507,339	$605,639
Mortgage loans at fair value	8,402,211	9,516,537	7,338,135
Mortgage servicing rights	3,321,457	3,969,881	3,191,803
Total assets	14,048,433	15,671,116	12,797,334
Non-funding debt (1)	3,149,687	3,401,066	2,311,850
Total equity	1,635,349	2,053,848	2,457,058
Non-funding debt to equity (1)	1.93	1.66	0.94
(1) Non-GAAP metric (see discussion and reconciliations below).

Mortgage Servicing Rights (dollars in thousands)

	Q1 2025	Q4 2024	Q1 2024
Unpaid principal balance	$214,615,072	$242,405,767	$229,706,006
Weighted average interest rate	5.44%	4.76%	4.58%
Weighted average age (months)	19	24	22

First Quarter Business and Product Highlights

Sphere LOS Partnership

•We partnered with Sphere LOS, providing our brokers with an all-in-one workflow platform. The platform will be offered for free for UWM clients for two years to help with adoption of the software.

TRAC Lite Expansion

•TRAC Lite, a cost-effective title option for borrowers, was expanded to additional states. Now available in 14 states, this product is offered for a flat fee ranging from $375 to $475.

Paid Search Accelerator

•A UWM tool, designed to help loan officers increase their online visibility and lead generation. For a fixed cost, this tool helps enhance the online presence and brand building for loan officers, increase leads driven to LO’s Mortgage Matchup profiles and raises Google ads to the top of search results.

Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q1 2025	Q4 2024	Q1 2024
Conventional	$13,179,468	$13,841,424	$12,160,107
Government	6,673,499	6,069,761	7,567,925
Jumbo and other (1)	1,894,070	1,941,420	2,393,397
Total Purchase	$21,747,037	$21,852,605	$22,121,429

Refinance:	Q1 2025	Q4 2024	Q1 2024
Conventional	$4,339,327	$8,898,500	$1,716,281
Government	4,699,294	6,415,421	2,657,541
Jumbo and other (1)	1,566,118	1,497,831	1,135,284
Total Refinance	$10,604,739	$16,811,752	$5,509,106
Total Originations	$32,351,776	$38,664,357	$27,630,535

(1) Comprised of non-agency jumbo products, construction loans, and non-qualified mortgage products, including home equity lines of credit ("HELOCs") (which in many instances are second liens).
Second Quarter 2025 Outlook
We anticipate second quarter production to be in the $38 to $45 billion range, with gain margin from 90 to 115 basis points.
Dividend
Subsequent to March 31, 2025, for the eighteenth consecutive quarter, the Company's Board of Directors declared a cash dividend of $0.10 per share on the outstanding shares of Class A common stock. The dividend is payable on July 10, 2025, to stockholders of record at the close of business on June 18, 2025. Additionally, the Board approved a proportional distribution to SFS Corp., which is payable on or around July 10, 2025.
Earnings Conference Call Details
As previously announced, the Company will hold a conference call for financial analysts and investors on Tuesday, May 6, 2025, at 10:00 AM ET to review the results and answer questions. Interested parties may register for a toll-free dial-in number by visiting:
https://registrations.events/direct/Q4I746365
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Audio webcast, taped replay and a transcript and supporting materials will be available on the Company's investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Loan origination volume” and “Total gain margin” are key operational metrics that the Company's management uses to evaluate the performance of the business. “Loan origination volume” is the aggregate principal of the residential mortgage loans originated by the Company during a period. “Total gain margin” represents total loan production income divided by loan origination volume for the applicable periods.
Non-GAAP Metrics
The Company's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by the Company. Therefore, for comparison purposes, the Company provides “Adjusted net income (loss),” which is our pre-tax income (loss) together with an adjusted income tax provision (benefit), which is calculated as the provision for income taxes plus the tax effects of net income attributable to non-controlling interest determined using a blended statutory effective tax rate. “Adjusted net income (loss)” is a non-GAAP metric. "Adjusted diluted EPS" is defined as "Adjusted net income (loss)" divided by the weighted average number of shares of Class A common stock outstanding for the applicable period, assuming the exchange and conversion of all outstanding Class D common stock for Class A common stock, and is calculated and presented for periods in which the assumed exchange and conversion of Class D common stock to Class A common stock is anti-dilutive to EPS.
We also disclose Adjusted EBITDA, which we define as earnings before interest expense on non-funding debt, provision for income taxes, depreciation and amortization, adjusted to exclude stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions, gains or losses on other interest rate derivatives, the impact of non-cash deferred compensation expense, the change in fair value of the Public and Private Warrants, the non-cash income/expense impact of the change in the Tax Receivable Agreement liability, and the change in fair value of retained investment securities as we believe these adjustments are not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.
In addition, we disclose “Non-funding debt” and the “Non-funding debt to equity ratio” as a non-GAAP metric. We define “Non-funding debt” as the total of the Company's senior notes, lines of credit, borrowings against investment securities, and finance leases and the “Non-funding debt-to-equity ratio” as total non-funding debt divided by the Company’s total equity.
Management believes that these non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.
The following tables set forth the reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands, except per share amounts):

Adjusted net income	Q1 2025	Q4 2024	Q1 2024
Earnings (loss) before income taxes	$(260,816)	$42,332	$184,264
Adjusted income tax (provision) benefit	65,516	(9,292)	(43,143)
Adjusted net income (loss)	$(195,300)	$33,040	$141,121

Adjusted EBITDA	Q1 2025	Q4 2024	Q1 2024
Net income (loss)	$(247,028)	$40,613	$180,531
Interest expense on non-funding debt	50,081	44,882	40,243
Provision (benefit) for income taxes	(13,788)	1,719	3,733
Depreciation and amortization	11,340	11,094	11,340
Stock-based compensation expense	8,310	8,999	5,876
Change in fair value of MSRs due to valuation inputs or assumptions	250,821	(456,253)	(141,059)
Loss on other interest rate derivatives	—	469,538	—
Deferred compensation, net	914	2,191	1,063
Change in fair value of Public and Private Warrants	(685)	(8,495)	(686)
Change in Tax Receivable Agreement liability	(442)	(110)	180
Change in fair value of investment securities	(1,721)	3,980	269
Adjusted EBITDA	$57,803	$118,158	$101,490

Non-funding debt and non-funding debt to equity	Q1 2025	Q4 2024	Q1 2024
Senior notes	$2,786,467	$2,785,326	$1,989,250
Secured lines of credit	250,000	500,000	200,000
Borrowings against investment securities	88,775	90,646	94,064
Finance lease liability	24,445	25,094	28,536
Total non-funding debt	$3,149,687	$3,401,066	$2,311,850
Total equity	$1,635,349	$2,053,848	$2,457,058
Non-funding debt to equity	1.93	1.66	0.94

Cautionary Note Regarding Forward-Looking Statements

This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release and our earnings call include statements regarding: (1) our ability to quickly capitalize on the refinance markets and its impact on our market performance; (2) our ability to adapt and scale our business when interest rates move; (3) the launch of our internal servicing; (4) our ability to handle our origination volume while limiting the impact on our fixed costs; (5) our position amongst our competitors and ability to capture market share; (6) our beliefs regarding opportunities in 2025 for our business and the broker channel; (7) our beliefs regarding operational profitability; (8) growth of the wholesale and broker channels, the impact of our strategies on such growth and the benefits to our business of such growth; (9) our growth and strategies to remain the leading mortgage lender, and the timing and drivers of that growth; (10) the benefits and liquidity of our MSR portfolio; (11) our beliefs related to the amount and timing of our dividend; (12) our expectations for future market environments, including interest rates, levels of refinance activity and the timing of such market changes; (13) our expectations related to production, gain margin and our overall success in the second quarter of 2025; (14) our performance in shifting market conditions and the comparison of such performance against our competitors; (15) our ability to produce results in future years at or above prior levels or expectations, and our strategies for producing such results; (16) our position and ability to capitalize on market opportunities and the impacts to our results and (17) our investments in technology and the impact to our operations, ability to scale and financial results. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies, more specifically caused by changes in Presidential Administration that affect interest rates and inflation; (ii) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iii) UWM’s ability to sell loans in the secondary market; (iv) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (v) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vi) our ability to comply with all rules and regulations in connection with the launch of our internal servicing; (vii) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (viii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (ix) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (x) UWM’s ability to continue to attract and retain its broker relationships; (xi) UWM’s ability to implement technological innovation, such as AI in our operations; (xii) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xiii) the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xiv) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xv) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.
About UWM Holdings Corporation and United Wholesale Mortgage
Headquartered in Pontiac, Michigan, UWM Holdings Corporation (UWMC) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for ten consecutive years and is the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE ROBERTS
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	March 31, 2025	December 31, 2024
Assets	(Unaudited)
Cash and cash equivalents (includes restricted cash of $16.1 million and $16.0 million, respectively)	$485,024	$507,339
Mortgage loans at fair value	8,402,211	9,516,537
Derivative assets	43,958	99,964
Investment securities at fair value, pledged	102,982	103,013
Accounts receivable, net	472,299	417,955
Mortgage servicing rights	3,321,457	3,969,881
Premises and equipment, net	153,855	146,199
Operating lease right-of-use asset (includes $91,208 and $92,553 with related parties)	92,450	93,730
Finance lease right-of-use asset, net (includes $22,221 and $22,737 with related parties)	22,464	23,193
Loans eligible for repurchase from Ginnie Mae	750,769	641,554
Other assets	200,964	151,751
Total assets	$14,048,433	$15,671,116
Liabilities and Equity
Warehouse lines of credit	$7,573,139	$8,697,744
Derivative liabilities	27,922	35,965
Secured line of credit	250,000	500,000
Borrowings against investment securities	88,775	90,646
Accounts payable, accrued expenses and other	652,701	580,736
Accrued distributions and dividends payable	159,856	159,827
Senior notes	2,786,467	2,785,326
Operating lease liability (includes $97,768 and $99,199 with related parties)	99,010	100,376
Finance lease liability (includes $24,182 and $24,608 with related parties)	24,445	25,094
Loans eligible for repurchase from Ginnie Mae	750,769	641,554
Total liabilities	12,413,084	13,617,268
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of March 31, 2025 or December 31, 2024	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 200,781,659 and 157,940,987 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	20	16
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of March 31, 2025 or December 31, 2024	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of March 31, 2025 or December 31, 2024	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,397,782,620 and 1,440,332,098 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	140	144
Additional paid-in capital	4,298	3,523
Retained earnings	160,407	157,837
Non-controlling interest	1,470,484	1,892,328
Total equity	1,635,349	2,053,848
Total liabilities and equity	$14,048,433	$15,671,116

UWM HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)

	For the three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Revenue	(Unaudited)	(Unaudited)	(Unaudited)
Loan production income	$304,751	$407,229	$298,954
Loan servicing income	190,517	173,300	184,702
Interest income	118,102	140,067	101,863
Total revenue	613,370	720,596	585,519
MSR valuation adjustments
Change in fair value of mortgage servicing rights	(388,585)	309,149	(15,563)
Gain (loss) on other interest rate derivatives	—	(469,538)	—
MSR valuation adjustments, net	(388,585)	(160,389)	(15,563)
Expenses
Salaries, commissions and benefits	192,800	193,155	154,241
Direct loan production costs	43,127	54,958	31,436
Marketing, travel, and entertainment	22,190	30,771	19,111
Depreciation and amortization	11,340	11,094	11,340
General and administrative	68,148	60,314	40,809
Servicing costs	30,434	29,866	30,324
Interest expense	120,410	142,342	98,668
Other expense (income)	(2,848)	(4,625)	(237)
Total expenses	485,601	517,875	385,692
Earnings (loss) before income taxes	(260,816)	42,332	184,264
Provision (benefit) for income taxes	(13,788)	1,719	3,733
Net income (loss)	(247,028)	40,613	180,531
Net income (loss) attributable to non-controlling interest	(233,349)	31,694	171,801
Net income (loss) attributable to UWMC	$(13,679)	$8,919	$8,730

Earnings (loss) per share of Class A common stock:
Basic	$(0.08)	$0.06	$0.09
Diluted	$(0.12)	$0.02	$0.09
Weighted average shares outstanding:
Basic	164,100,022	155,584,329	94,365,991
Diluted	1,598,383,240	1,598,241,235	1,598,647,205

Addendum to Exhibit 99.1

This addendum includes the Company's Consolidated Balance Sheets as of March 31, 2025, and the preceding four quarters and Statements of Operations for the quarter ended March 31, 2025, and the preceding four quarters for purposes of providing historical quarterly trending information to investors.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Assets	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Cash and cash equivalents, including restricted cash	$485,024	$507,339	$636,327	$680,153	$605,639
Mortgage loans at fair value	8,402,211	9,516,537	10,141,683	8,236,183	7,338,135
Derivative assets	43,958	99,964	66,977	54,962	34,050
Investment securities at fair value, pledged	102,982	103,013	108,964	105,593	108,323
Accounts receivable, net	472,299	417,955	561,901	516,838	554,443
Mortgage servicing rights	3,321,457	3,969,881	2,800,054	2,650,090	3,191,803
Premises and equipment, net	153,855	146,199	147,981	146,750	145,265
Operating lease right-of-use asset	92,450	93,730	95,123	96,474	97,801
Finance lease right-of-use asset, net	22,464	23,193	24,020	25,061	26,890
Loans eligible for repurchase from Ginnie Mae	750,769	641,554	391,696	279,290	577,487
Other assets	200,964	151,751	145,072	130,247	117,498
Total assets	$14,048,433	$15,671,116	$15,119,798	$12,921,641	$12,797,334
Liabilities and Equity
Warehouse lines of credit	$7,573,139	$8,697,744	$9,207,746	$7,429,591	$6,681,917
Derivative liabilities	27,922	35,965	93,599	26,171	26,918
Secured line of credit	250,000	500,000	300,000	—	200,000
Borrowings against investment securities	88,775	90,646	93,662	91,406	94,064
Accounts payable, accrued expenses and other	652,701	580,736	573,865	486,138	477,765
Accrued distributions and dividends payable	159,856	159,827	159,818	159,766	159,702
Senior notes	2,786,467	2,785,326	1,991,216	1,990,233	1,989,250
Operating lease liability	99,010	100,376	101,833	103,247	104,637
Finance lease liability	24,445	25,094	25,836	26,787	28,536
Loans eligible for repurchase from Ginnie Mae	750,769	641,554	391,696	279,290	577,487
Total liabilities	12,413,084	13,617,268	12,939,271	10,592,629	10,340,276
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized; shares issued and outstanding - 200,781,659 as of March 31, 2025, 157,940,987 as of December 31, 2024, 113,150,968 as of September 30, 2024, 95,587,806 as of June 30, 2024 and 94,945,635 as of March 31, 2024	20	16	11	10	9
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized; shares issued and outstanding - 1,397,782,620 as of March 31, 2025, 1,440,332,098 as of December 31, 2024 and 1,502,069,787 as each of the rest of periods presented	140	144	149	150	150
Additional paid-in capital	4,298	3,523	2,644	2,305	2,085
Retained earnings	160,407	157,837	116,561	111,021	111,980
Non-controlling interest	1,470,484	1,892,328	2,061,162	2,215,526	2,342,834
Total equity	1,635,349	2,053,848	2,180,527	2,329,012	2,457,058
Total liabilities and equity	$14,048,433	$15,671,116	$15,119,798	$12,921,641	$12,797,334

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Revenue
Loan production income	$304,751	$407,229	$465,548	$357,109	$298,954
Loan servicing income	190,517	173,300	134,753	143,910	184,702
Interest income	118,102	140,067	145,297	121,394	101,863
Total revenue	613,370	720,596	745,598	622,413	585,519
MSR valuation adjustments
Change in fair value of mortgage servicing rights	(388,585)	309,149	(446,100)	(142,485)	(15,563)
Gain (loss) on other interest rate derivatives	—	(469,538)	226,936	27,166	—
MSR valuation adjustments, net	(388,585)	(160,389)	(219,164)	(115,319)	(15,563)
Expenses
Salaries, commissions and benefits	192,800	193,155	181,453	160,311	154,241
Direct loan production costs	43,127	54,958	58,398	45,485	31,436
Marketing, travel, and entertainment	22,190	30,771	22,462	24,438	19,111
Depreciation and amortization	11,340	11,094	11,636	11,404	11,340
General and administrative	68,148	60,314	53,664	55,051	40,809
Servicing costs	30,434	29,866	25,009	25,787	30,324
Interest expense	120,410	142,342	141,102	108,651	98,668
Other expense (income)	(2,848)	(4,625)	421	(1,105)	(237)
Total expenses	485,601	517,875	494,145	430,022	385,692
Earnings (loss) before income taxes	(260,816)	42,332	32,289	77,072	184,264
Provision (benefit) for income taxes	(13,788)	1,719	344	786	3,733
Net income (loss)	(247,028)	40,613	31,945	76,286	180,531
Net income (loss) attributable to non-controlling interest	(233,349)	31,694	38,240	73,236	171,801
Net income (loss) attributable to UWMC	$(13,679)	$8,919	$(6,295)	$3,050	$8,730

Earnings (loss) per share of Class A common stock:
Basic	$(0.08)	$0.06	$(0.06)	$0.03	$0.09
Diluted	$(0.12)	$0.02	$(0.06)	$0.03	$0.09
Weighted average shares outstanding:
Basic	164,100,022	155,584,329	99,801,301	95,387,609	94,365,991
Diluted	1,598,383,240	1,598,241,235	99,801,301	95,387,609	1,598,647,205